UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 8, 2023

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(610) 646-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2023, Michael Linacre, Chief Financial Officer of Innovative Solutions and Support, Inc. (the “Company”), notified the Company that he is resigning from all of his positions with the Company, effective immediately.

On November 8, 2023, Relland M. Winand was appointed as the interim Chief Financial Officer of the Company, effective immediately. Mr. Winand, age 69, previously served the Company as Chief Financial Officer from December 2014 until his retirement in July 2022, after serving as the Company’s Controller from September 2014 to December 2014. Previously, Mr. Winand has served in a number of executive financial capacities with public companies, including Chief Financial Officer of ECC International, Corp, a manufacturer of computer controlled maintenance simulators primarily for the Department of Defense and Vice President Finance and Administration of Traffic.com, Inc., a leading provider of accurate, real-time traffic information in the United States. Immediately prior to joining Innovative Solutions and Support, Inc., Mr. Winand was Chief Financial Officer of Orbit/FR, Inc., an international developer and manufacturer of sophisticated microwave test and measurement systems for aerospace/defense, wireless, satellite, and automotive industries, from 2008 to 2013. From January 2014 until September 2014, Mr. Winand served as a consultant for Solomon Edwards Group LLC. He has over 30 years’ experience in financial management and reporting for both public domestic and international manufacturing companies. Mr. Winand received a B.S. in Accounting from Drexel University and an M.B.A. in Finance from Widener University.

There is no arrangement or understanding between Mr. Winand and any other person pursuant to which he was appointed Chief Financial Officer. Furthermore, there are no (i) family relationships between Mr. Winand and any director or other executive officer of the Company, or with any person selected or nominated to become an executive officer or a director of the Company or (ii) related party transactions with Mr. Winand requiring disclosure pursuant to Item 404(a) of Regulation S-K.

On November 9, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Winand with respect to his employment as the Company’s interim Chief Financial Officer. Pursuant to the Offer Letter, Mr. Winand will receive an annual base salary of $250,000 and be eligible to participate in the Company’s benefit plans and programs generally available to employees of the Company, including retirement and health and welfare plans. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter from the Company to Relland Winand, dated November 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: November 13, 2023	By:	/s/ Shahram Askarpour
Shahram Askarpour
Chief Executive Officer